EXHIBIT 5.1

2 South Pointe, Ste. 275, Lake Forest, CA 92630

www.lhlawpc.com

P: 949.540.6540 | F: 949.540.6578

December 2, 2022

Know Labs, Inc.

500 Union Street, Suite 810

Seattle, WA 98101

RE:

Know Labs, Inc. - Registration Statement on Form S-3; 26,879,710 Shares of Common Stock of Know Labs Inc., par value $0.001 per share

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-213435

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-231829

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-239563

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-255918

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-266423

Ladies and Gentlemen:

We have acted as special counsel to Know Labs, Inc., a Nevada corporation (the “Company”), in connection with the registration for resale from time to time by certain selling stockholders (the “Selling Stockholders”) named in the Prospectus (as defined below) of 26,879,710 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Shares include: (i) up to 13,783,383 shares of common stock issuable upon the exercise of outstanding investor warrants; (ii) up to 414,171 shares of common stock issuable upon the exercise of outstanding placement agent warrants; (iii) up to 289,800 shares of common stock issuable upon the exercise of outstanding underwriter warrants (i, ii and iii, collectively, hereinafter the “Warrant Shares”); (iv) up to 5,000,000 shares of common stock issuable upon the conversion of outstanding shares of series C convertible preferred stock; (v) up to 3,108,356 shares of common stock issuable upon the conversion of outstanding shares of series D convertible preferred stock; and (vi) up to 4,284,000 shares of common stock issuable upon the conversion of debt (“Debt”).

The Shares are included in a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the related prospectus included in the Registration Statement (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on December 2, 2022, and is being filed by the Company to convert the Prior Registration Statements on Form S-1 into registration statements on Form S-3. The Prior Registration Statements are set forth on Schedule A attached hereto (“Prior Registration Statements”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

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In rendering these opinions, we have examined the Company’s Certificate of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company. The opinions expressed herein are limited to the laws of the State of Nevada, including the Constitution of the State of Nevada, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws. We are attorneys licensed to practice in the State of California and our opinions herein assume the laws of the State of Nevada as applied here are the same as in those jurisdictions.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The issue and sale of the Shares have been duly authorized by all necessary corporate action of the Company and the Shares are validly issued, fully paid and nonassessable.

2. The issue of the Warrant Shares has been duly authorized by all necessary corporate action of the Company, and when the Warrant Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the respective Warrant Holders, and have been issued by the Company upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

3. The issue of the Series C and Series D convertible preferred stock has been duly authorized by all necessary corporate action of the Company, and have been validly issued by the Company, fully paid and non-assessable; upon conversion of the Series C and Series D convertible preferred stock, the common stock Shares will be validly issued, fully paid and non-assessable.

4. The Debt has been duly authorized by all necessary corporate action of the Company; and when the common shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the respective note holder, and have been issued by the Company upon conversion of the Debt, the Shares will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the related rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Lockett + Horwitz, A Prof. Law Corp.
Lockett + Horwitz, A Prof. Law Corp.

Schedule A: Prior Registration Statements

(i) On September 1, 2016, (Registration No. 333-213435),  declared effective September 8, 2016;

(ii) On May 30, 2019,  (Registration No. 333-231829),  declared effective on February 7, 2020;

(iii) On June 30, 2020, (Registration No. 333-239563),  declared effective July 9, 2020;

(iv) On May 7, 2021, (Registration No. 333-255918), declared effective May 14, 2021;

(v) On July 29, 2022, (Registration No. 333-266423), declared effective by the SEC on September 15, 2022.

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